Our Mission & Vision Q3 2017 Supplemental Presentation September 6, 2017

Our Mission & Vision Forward-looking Statements 2 Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “plan,” “intend,” “foresee,” “guidance,” “potential,” “expect,” “should,” “will” “continue,” “could,” “estimate,” “forecast,” “goal,” “may,” “objective,” “predict,” “projection,” or similar expressions are intended to identify forward-looking statements (including those contained in certain visual depictions) in this presentation. These forward-looking statements reflect the Company's current expectations and/or beliefs concerning future events. The Company believes the information, estimates, forecasts and assumptions on which these statements are based are current, reasonable and complete. Our expectations with respect to the fourth quarter of fiscal 2017 and the full year fiscal 2017 that are contained in this presentation are forward looking statements based on management’s best estimates, as of the date of this presentation. These estimates are unaudited, and reflect management’s current views with respect to future results. However, the forward-looking statements in this presentation are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate significant cash flow required to service or refinance our existing debt, including the 8.25% senior notes due 2023, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; interruptions in our supply chain; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; our ability to carry out our restructuring plans and to fully realize the expected cost savings; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; dilutive effect on the Company's common stockholders of potential future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd–Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 2016, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

Our Mission & Vision 3Q 2017 Financial Overview (Page 1 of 2) 3  Sales were $469.4 million, an increase of $7.0 million or 1.5% from $462.4 million in the prior year’s third quarter • Revenues for the quarter benefited from commercial pricing discipline in the pass-through of higher costs in a rising steel price environment • The comparability of year-over-year activity levels and operating metrics are impacted by the abnormal prior year’s seasonal pattern which effectively pulled activity out of the fourth quarter and into the third quarter of 2016  Gross profit margins for the period were 24.5%, compared to 27.7% in the prior year’s period • Sequentially, margins improved by 50 basis points, aided by improved pass-through of higher material costs and seasonally higher capacity utilization • Compared to the year ago period, margins declined by 320 basis points, resulting from a less favorable steel market environment and lower year-over-year capacity utilization, partially mitigated by continued manufacturing cost and efficiency initiatives  ESG&A Costs decreased to $76.3 million (16.3% of sales) from $80.4 million (17.2% of sales) aided by the ongoing cost reduction programs and lower incentive compensation costs (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 17

Our Mission & Vision 4 3Q 2017 Financial Overview (Page 2 of 2)  Operating income was $34.1 million, down from $43.5 million  Adjusted Operating Income(1) was $36.5 million, down from $45.1 million  Net income applicable to common shares was $18.1 million, or $0.25 per diluted common share this quarter compared to $23.6 million, or $0.32 per diluted common share in the third quarter of fiscal 2016. On an adjusted basis(1), diluted earnings were $0.27 per share this quarter compared to $0.33 in the prior year period  Adjusted EBITDA (1) was $50.4 million compared to $57.8 million in the prior year period  Consolidated backlog grew 4.2% year-over-year to $580.7 million (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 17

Our Mission & Vision 5  Commercial • Backlog in the Buildings segment at the end of the quarter increased 5.6% to $376.8 million, resulting in the highest July backlog since 2009 • The Buildings and Components legacy distribution channels continue to expand their product offerings, leveraging products from the other business lines and recognizing the following revenue growth • IMP intersegment sales increased 109% year-over-year • Door intersegment sales increased 20% year-over-year  Steel Costs • Steel costs continue to be elevated by trade cases and the current regulatory environment • Slower activity negatively impacted the flow through of higher priced inventory layers and is reflected in the revised guidance for the fourth quarter of fiscal 2017 3Q 2017 Operational Overview

Our Mission & Vision 3Q 2017 Segment Overview (1) 6  Engineered Building Systems • Revenue growth of 6.0% to $191.9 million, primarily as a result of improved pricing • In the 4Q 2017, revenue will benefit from the full pass through of higher materials costs • At the end of the quarter, on a dollar for dollar basis, incremental material costs were being passed through with an incremental margin  Metal Components • Revenue growth of 3.4% to $297.0 million primarily resulting from continued growth in insulated metal panels (“IMP”) and overhead doors through internal distribution channels • Legacy components successfully passed through increased material costs which was offset by lower year-over-year volumes • Q3 of 2016 reflected an abnormal seasonal pattern for the business and volumes were pulled forward from the Q4 of 2016 to avoid cost increases • Lower capacity utilization negatively impacted margins in the segment partially offset by cost and efficiency improvements  Metal Coil Coating • Revenues declined 2.1% to $70.6 million as a result of lower volumes for both internal and third-party customers • Margins were compressed due to lower utilization combined with an unfavorable product sales mix which reduced operating efficiencies (1) Segment revenue includes intersegment sales

Our Mission & Vision Steel Price Movements 2015 – 2017 7 Source: CRU Group  The graph above shows the monthly CRU Index data for the North American Steel Price Index. The CRU North American Steel Price Index has been published by the CRU Group since 1994 and the Company believes this index appropriately depicts the volatility it has experienced in steel prices. The index is based on a CRU survey of industry participants of purchases for forward delivery, according to mill lead time, which will vary. For example, the January index would likely approximate the Company’s March steel purchase deliveries based on current lead-times and be representative of the steel costs that would be recognized in April. The volatility in this steel price index is comparable to the volatility the Company experiences in its average cost of steel. 173.9 135.3 113.3 173.8 145.0 180.6 167.2 172.3 100 110 120 130 140 150 160 170 180 190 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 May-16 Aug-16 Nov-16 Feb-17 May-17 Aug-17 Steel Price (CRU North American Index) CRUFY 2015 FY 2016 YTD 2017

Our Mission & Vision 3Q 2017 Financial Summary 8 (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 17 (Dollars in millions, except per share amounts) July 30, 2017 July 31, 2016 % Chg. July 30, 2017 July 31, 2016 % Chg. Sales 469.4$ 462.4$ 1.5% 1,281.6$ 1,204.6$ 6.4% Gross Profit 115.0$ 128.0$ -10.2% 299.8$ 307.0$ -2.4% Gross Profit Margin 24.5% 27.7% -11.6% 23.4% 25.5% -8.2% Income from Operations 34.1$ 43.5$ -21.7% 76.5$ 69.4$ 10.2% Net Income 18.2$ 23.7$ -23.2% 37.2$ 32.0$ 16.3% Diluted EPS 0.25$ 0.32$ -21.9% 0.52$ 0.43$ 20.9% Adjusted Operating Income 1 36.5$ 45.1$ -19.1% 72.6$ 73.2$ -0.8% Adjusted EBITDA 1 50.4$ 57.8$ -12.8% 113.5$ 112.4$ 1.0% Adjusted Diluted EPS 1 0.27$ 0.33$ -18.2% 0.48$ 0.44$ 9.1% Fiscal Three Months Ended Nine Months Ended

Our Mission & Vision 9 3Q 2017 Revenues and Volumes – by Segment 3Q-'17 3Q-'16 % Chg. % Vol. Chg. 1 3Q-'17 3Q-'16 % Chg. % Vol. Chg. 1 3Q-'17 3Q-'16 % Chg. % Vol. Chg. 1 Third-Party 28.7$ 30.7$ -6.4% -10.2% Third-Party 258.5$ 256.2$ 0.9% -6.9% Third-Party 182.2$ 175.5$ 3.8% -3.8% Internal 41.8 41.4 1.1% -11.0% Internal 38.5 31.1 23.8% -6.6% Internal 9.7 5.5 75.4% 45.1% Total Sales 70.6$ 72.1$ -2.1% -10.6% Total Sales 297.0$ 287.3$ 3.4% -6.9% Total Sales 191.9$ 181.0$ 6.0% -1.2% Metal Coil Coating Metal Components Engineered Building Systems $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 3Q-'17 3Q-'16 Metal Coil Coating Third-Party Internal $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 3Q-'17 3Q-'16 Metal Components Third-Party Internal $- $50.0 $100.0 $150.0 $200.0 $250.0 3Q-'17 3Q-'16 Engineered Building Systems Third-Party Internal Metal Coil Coating 6% Metal Components 55% Consolidated 3rd Party Revenue 3Q 2017 Metal Coil Coating 7% Metal Components 55% Consolidated 3rd Party Revenue 3Q 2016 ($ in millions) Engineered Building Systems 39% Engineered Building Systems 38% (1) Calculated as the year-over-year change in the tonnage volumes shipped

Our Mission & Vision 3Q 2017 Business Segment Results 10 (Dollars in millions) $28.7 $258.5 $182.2 $469.4 $30.7 $256.2 $175.5 $462.4 Coatings Components Buildings Consolidated (1) Reconciliation of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 17 Third Party Revenue $6.6 $35.3 $14.9 $34.1 $8.7 $37.5 $19.6 $43.5 Coatings Components Buildings Consolidated Operating Income Adjusted Operating Income1 $7.8 $41.9 $19.4 $50.4 $9.9 $44.6 $21.1 $57.8 Coatings Components Buildings Consolidated 2017 2016 Adjusted EBITDA1 $6.6 $35.4 $15.9 $36.5 $8.7 $37.8 $19.6 $45.1 Coatings Components Buildings Consolidated

Our Mission & Vision Gross Margin Reconciliation 11 Gross Margin 3Q 2016 27.7% Net impact of rising steel input costs and pricing discipline (2.95%) Plant utilization, net of process efficiency improvements (0.85%) Favorable product and segment mix, net 0.75% Other (0.15%) Gross Margin 3Q 2017 24.5%  For the quarter, gross profit was $115.0 million compared to $128.0 million in the third quarter of fiscal 2016  The favorable product and segment mix was predominately in IMP sales and the relative weighting of the three business segments Note: Basis point attributions in the above tables are approximate

Our Mission & Vision Key Cost Initiatives 12 ($ in millions) Original Target 1 2016 Cost Savings Realized Expected 2017 Cost Savings Manufacturing Consolidation $15.0 - $20.0 $6.0 $6.5 ESG&A Restructuring $15.0 - $20.0 $6.0 $3.5 Total $30.0 - $40.0 $12.0 $10.0  The Manufacturing cost initiative includes the continuing rationalization of manufacturing facilities and relocation of equipment and machinery  The ESG&A initiative includes the elimination of certain fixed and indirect costs through restructuring and consolidation  Both initiatives remain on target to achieve the expected 2017 cost savings  During the fourth quarter of 2017, management accelerated parts of the cost reduction initiatives originally planned for 2018. Approximately $7 million to $9 million will be realized in 2018 as a result of these fourth quarter actions, predominantly in the ESG&A cost area (1) Key initiatives are anticipated to generate the target amount of savings by fiscal year-end 2018

Our Mission & Vision 13 Net Income: Net income was $18.2 million compared to $23.7 million in the prior year’s third quarter Adjusted EBITDA1: (Dollars in millions) 3Q Net Income and Adjusted EBITDA (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 17 $57.8 $50.4 $(6.1) $4.1 $(6.5) $1.1 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Adjusted EBITDA 3Q 2016 Volume Product Mix and Margin Contraction ESG&A Cost Reductions and Lower Incentive Compensation Other Adjusted EBITDA 3Q 2017

Our Mission & Vision 3Q 2017 Cash Flow Summary 14 Cash and Cash Equivalents, as of 3Q 2017 2Q 2017 1Q 2017 4Q 2016 Beginning balance $ 49,682 $ 15,789 $ 65,403 $ 50,710 Cash provided by (used in) operating activities (7,294) 38,254 (31,878) 28,169 Cash provided by (used in) investing activities 4,100 (4,483) (4,120) 4,054 Cash used in financing activities (961) 271 (13,702) (17,254) Exchange rate effects 396 (149) 86 (276) Ending balance $ 45,923 $ 49,682 $ 15,789 $ 65,403  Stock Repurchase • During the quarter, the Company did not have any stock repurchase activity. As of the end of the third quarter, $39.9 million remains available for stock repurchases under the September 2016 program (Dollars in thousands)

Our Mission & Vision 3Q 2017 Results Compared to Guidance 15 ($ in millions) Range Low High 3Q Actuals Revenues $480.0 $505.0 $469.4 Gross Profit Margin 24.0% 26.25% 24.5% ESG&A Expenses $79.0 $83.0 $76.3 Intangible Asset Amortization $2.3 $2.5 $2.4 Total Depreciation & Amortization (inclusive of Intangibles above) $10.0 $11.0 $10.3 Interest Expense $7.0 $7.4 $7.4 Effective Tax Rate 34.0% 37.0% 35.1% Adjusted EBITDA $48.0 $58.0 $50.4  Revenues for the quarter reflect a continuing market hesitancy, particularly in the legacy Components segment offset by improving sales of IMP  Lower ESG&A results reflect the impact of ongoing cost initiatives and lower incentive compensation costs

Our Mission & Vision 4Q and FY 2017 Guidance (1) 16 ($ in million) 4Q Range Low High Revenues $470.0 $500.0 Gross Profit Margin 24.3% 26.3% ESG&A Expenses $77.0 $80.0 Intangible Asset Amortization $2.3 $2.5 Total Depreciation & Amortization (inclusive of Intangible Asset Amortization above) $10.0 $11.0 Interest Expense $7.1 $7.5 Effective Tax Rate 34.0% 37.0% Adjusted EBITDA $48.0 $62.0  Guidance for ESG&A excludes the amortization of intangible assets, which is shown as a separate line item above  Total Depreciation & Amortization includes the intangible amortization and is reported on the Company’s Statements of Operations within Cost of Goods Sold, ESG&A Expense and Intangible Asset Amortization  Weighted average diluted common shares is expected to be 71.2 million for 4Q 2017  Total capital expenditures for fiscal 2017 are expected to be in the range of $25.0 million to $30.0 million  Full year 2017 revenues are expected to be in the range of $1.75 - $1.82 billion and Adjusted EBITDA is expected to be in the range of $162 - $176 million. The revised fourth quarter EBITDA range includes an estimated impact of $3 to $8 million related to the disruptions from Hurricane Harvey and the potential impact on customer job sites and their readiness for product delivery (1) See “Forward Looking Statements” on Slide 2

Our Mission & Vision Reconciliation of Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Common Share 17 (Dollars in thousands, except per share amounts) July 30, July 31, July 30, July 31, 2017 2016 2017 2016 Net income per diluted common share, GAAP basis 0.25$ 0.32$ 0.52$ 0.43$ Restructuring and impairment charges 0.01 0.01 0.05 0.05 Strategic development and acquisition related costs 0.02 0.01 0.02 0.03 (Gain) on insurance recovery 0.00 - (0.14) - Unreimbursed business interruption costs 0.00 - 0.01 - Other losses (gains), net - (0.00) 0.00 (0.05) Tax effect of applicable non-GAAP adjustments (1) (0.01) (0.01) 0.02 (0.02) Adjusted net income per diluted common share (2) 0.27$ 0.33$ 0.48$ 0.44$ July 30, July 31, July 30, July 31, 2017 2016 2017 2016 Net income applicable to common shares, GAAP basis 18,119$ 23,550$ 36,994$ 31,761$ Restructuring and impairment charges 1,009 778 3,587 3,437 Strategic development and acquisition related costs 1,297 819 1,778 2,080 (Gain) on insurance recovery (148) - (9,749) - Unreimbursed business interruption costs 235 - 426 - Other losses (gains), net - (52) 137 (3,568) Tax effect of applicable non-GAAP adjustments (1) (933) (603) 1,490 (1,487) Adjusted net income applicable to common shares (2) 19,579$ 24,492$ 34,663$ 32,223$ #DIV/0! #DIV/0! #DIV/0! #DIV/0! (1) The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item. (2) The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations. Fiscal Three Months Ended Fiscal Nine Months Ended Fiscal Three Months Ended Fiscal Nine Months Ended

Our Mission & Vision Reconciliation of 3Q 2017 Operating Income(Loss) to Adjusted Operating Income (Loss) by Segment 18 (Dollars in thousands) Trailing 12 Months Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Consolidated Operating income (loss), GAAP basis 14,948$ 35,289$ 6,562$ (22,702)$ 34,097$ 115,847$ Restructuring and impairment charges 941 68 - - 1,009 4,403 Strategic development and acquisition related costs - - - 1,297 1,297 2,368 Loss on sale of assets and asset recovery - - - - - 199 (Gain) on insurance recovery - (148) - - (148) (9,749) Unreimbursed business interruption costs - 235 - - 235 426 Adjusted operating income (loss) (1) 15,889$ 35,444$ 6,562$ (21,405)$ 36,490$ 113,494$ Trailing 12 Months Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Consolidated Operating income (loss), GAAP basis 19,561$ 37,497$ 8,748$ (22,271)$ 43,535$ 105,887$ Restructuring and impairment charges 106 261 - 411 778 11,048 Strategic development and acquisition related costs - 9 - 810 819 3,222 (Gain) on legal settlements - - - - (3,765) (Gain) on sale of assets and asset recovery (52) - - - (52) (1,704) Amortization of short lived acquired intangibles - - - - - 2,343 Adjusted operating income (loss) (1) 19,615$ 37,767$ 8,748$ (21,050)$ 45,080$ 117,031$ (1) The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. Fiscal Three Months Ended July 30, 2017 Fiscal Three Months Ended July 31, 2016

Reconciliation of 3Q 2017 Net Income (Loss) to Adjusted EBITDA by Segment

(Dollars in thousands)

	Fiscal Three Months Ended July 30, 2017					Trailing 12 Months
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated	Consolidated
Net income (loss)	$ 17,874	$ 35,148	$ 6,562	$ (41,363)	$ 18,221	$ 56,235
Add:						
Depreciation and amortization	2,255	6,631	1,214	178	10,278	40,472
Consolidated interest expense, net	5	(15)	-	7,363	7,353	29,123
(Benefit) provision for income taxes	(1,640)	-	-	11,485	9,845	32,375
Restructuring and impairment charges	941	68	-	-	1,009	4,403
Strategic development and acquisition related costs	-	-	-	1,297	1,297	2,368
Share-based compensation	-	-	-	2,284	2,284	11,327
Loss on sale of assets and asset recovery	-	-	-	-	-	199
(Gain) on insurance recovery	-	(148)	-	-	(148)	(9,749)
Unreimbursed business interruption costs	-	235	-	-	235	426
Adjusted EBITDA [(1)]	$ 19,435	$ 41,919	$ 7,776	$ (18,756)	$ 50,374	$ 167,179

	Fiscal Three Months Ended July 31, 2016					Trailing 12 Months
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated	Consolidated
Net income (loss)	$ 19,140	$ 37,628	$ 8,749	$ (41,802)	$ 23,715	$ 50,434
Add:						
Depreciation and amortization	2,438	6,752	1,184	221	10,595	45,461
Consolidated interest expense, net	(39)	(8)	-	7,732	7,685	31,317
(Benefit) provision for income taxes	(471)	2	-	12,096	11,627	25,318
Restructuring and impairment charges	106	261	-	411	778	11,048
(Gain) from bargain purchsae	-	-	-	-	-	(1,864)
Strategic development and acquisition related costs	-	9	-	810	819	3,222
(Gain) on legal settlements	-	-	-	-	-	(3,765)
Share-based compensation	-	-	-	2,661	2,661	9,388
(Gain) on sale of assets and asset recovery	(52)	-	-	-	(52)	(1,704)
Adjusted EBITDA [(1)]	$ 21,122	$ 44,644	$ 9,933	$ (17,871)	$ 57,828	$ 168,855

(1) The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with such definition. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain special charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

/ 19

Our Mission & Vision K. DARCEY MATTHEWS Vice President, Investor Relations E: darcey.matthews@ncigroup.com 281.897.7785 ncibuildingsystems.com